Exhibit 99.1

                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (the "Agreement") dated December 9, 2010 by and between the shareholders of ASPA Gold Corp. Identified in Exhibit "A" attached hereto (the "ASPA Holders") and North American Gold & Minerals Fund, A Nevada Corporation ("North American") is made with reference to the following facts:

     ASPA Holders collectively own 24,400,000 (Twenty Four Million Four Hundred Thousand) shares (the "RENS Shares") of restricted Common Stock, par value US$0.00001 per share, of ASPA Gold Corp., a Nevada corporation (OTCBB Ticker
Symbol: "RENS"). The ASPA Holders desire to exchange The RENS Shares for 542,222 (Five hundred and forty two thousand two hundred and twenty two) restricted shares of common stock, par value US$0.001, of North American (OTCBB Ticker Symbol "NMGL") (the "NMGL Shares"); and North American wishes to issue the NMGL shares and exchange them for the RENS Shares, all upon the terms and subject to the conditions herein set forth; NOW THEREFORE, the parties, intending to be legally bound, agree to the following:

1.   THE RENS SHARES.

     At the Closing, the ASPA Holders shall deliver certificates representing the RENS Shares to North American, and North American shall deliver certificates representing the NMGL Shares to the ASPA Holders. Each ASPA Holder shall receive the number of NMGL Shares set forth for such ASPA Holder in Exhibit A. The Closing shall be held at the offices of one of the parties' attorneys, or through the mails, on December 10, 2010 or such later date as the parties shall agree. The certificates for the RENS Shares shall be delivered together with stock powers endorsed in favor of North American and bearing a medallion stamped signature guarantee or, if acceptable to ASPA Gold Corp. and its transfer agent, a notarized stock power may instead be delivered.

2.   OWNERSHIP OF THE SHARES.

     ASPA Holders are the sole legal,  record and  beneficial  owner of the RENS
     Shares. Each of ASPA Holders has good and marketable title to the RENS Shares and the RENS Shares are and at Closing shall be free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind or nature. There are no outstanding options, warrants or rights to purchase the RENS Shares other than through this Agreement. No ASPA Holder is an officer, director, insider or affiliate of ASPA Gold Corp. Each ASPA Holder is an "accredited investor" and is acquiring the NMGL Shares for investment and not with a view to distribution.

3.   THE NMGL SHARES.

     The NMGL Shares shall be duly authorized and validly issued by North American and non-assessable.

4.   NO BROKER FEE.

     Neither party has used a broker in this transaction, nor does no person have a valid claim for a broker's or finder's fee for the exchange of the RENS Shares for the NMGL Shares under this Agreement.

5.   MISCELLANEOUS.

     This Agreement shall apply to and shall be binding upon the parties hereto, their respective successors and assigns and all persons claiming by, through or under any of the aforesaid persons. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties shall be enforceable to the fullest extent permitted by law. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

Executed and delivered as of the day and year first above written:

NORTH AMERICAN:
NORTH AMERICAN GOLD & MINERALS FUND

By /s/ Ronald Yadin Lowenthal
  ----------------------------------
  RONALD YADIN LOWENTHAL
  SOLE OFFICER

ASPA HOLDERS:

SEARCHLIGHT STRATEGIC RESOURCES, LLC

By /s/
  ----------------------------------
  Duly Authorized

MIDDLE VERDE DEVELOPMENT CO., LLC

By /s/
  ----------------------------------
  Duly Authorized

SEARCHLIGHT EXPLORATION, LLC

By /s/
  ----------------------------------
  Duly Authorized

BELLA ROSE, S.A.

By /s/
  ----------------------------------

                                   EXHIBIT "A"

                                               RENS Shares           NMGL Shares
        Seller                                  Exchanged             Received
        ------                                  ---------             --------

Searchlight Strategic Resources, LLC             6,000,000            133,333
Middle Verde Development Co., LLC                6,000,000            133,333
Searchlight Exploration, LLC                     6,000,000            133,333
Bella Rose, S.A.                                 6,400,000            142,223
                                                ----------            -------
TOTALS                                          24,400,000            542,222
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